SiriusPoint reports significant progress made during 2022 and aims to achieve double-digit return on average common equity by 2024

HAMILTON, Bermuda, February 23, 2023 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its fourth quarter ended December 31, 2022.
•Progress made as accident year combined ratio improved during 2022 and investment portfolio de-risked. 1/1 renewals have been positive and we continue to operate with a healthy balance sheet
•Target >$50 million of cost reduction and double-digit return on average common equity by 2024 as we aim to become a high performing underwriter and operate with a simplified, fully-integrated and globally connected model
•2023 will be a transitional year but we still expect significant improvement in profitability given stable Managing General Agents (“MGAs”) fee earnings, locked-in investment yields, cost savings and already undertaken underwriting actions
Scott Egan, Chief Executive Officer said: “We are pleased with the progress shown in our underwriting results in the second half of 2022. It gives us a strong platform and momentum to build on for 2023 as we look to reinforce our credentials as an underwriter. Added to this is the strong contribution from our MGAs on both an underwriting and fee basis, which we will look to enhance and leverage further where it complements our underwriting strategy.
Our 2023 journey is well underway. We will continue to reduce volatility and improve quality in our underwriting results as we re-build stakeholder confidence in the company. In addition to our underwriting improvements we have also materially repositioned our investment portfolio, reducing volatility, capital intensity and locking in higher yield. Our owned and part-owned MGAs continue to produce stable capital-light earnings on the back of a growing top line. Finally, we aim to improve the effectiveness and efficiency of our operating model with targeted cost reductions during 2023 and 2024.
We feel confident but not complacent as we look into 2023, repositioning the company for profitability, growth and long-term success. We have a healthy balance sheet, excellent people and resources, strong client and broker relationships, and a diversified business model that has potential to deliver higher returns. We look forward to sharing updates on our meaningful progress as we go through the year”.

Fourth Quarter 2022 Highlights
•Net loss of $27 million, or $0.17 per diluted common share
•Combined ratio of 90.4%, underwriting income of $58 million
•Core income of $25 million, which includes Core underwriting income of $31 million, Core combined ratio of 94.8%, and Core net services loss of $6 million
•Net investment income of $52 million
•Tangible book value per diluted common share decreased $0.15, or 1.4%, from September 30, 2022 to $10.43 per share
•Annualized return on average common equity of (5.7)%
•Duration mismatch eliminated with assets backing loss reserves at 2.5 years. Overall asset duration was approximately 1.8 years
Full Year 2022 Highlights
•Net loss of $403 million, or $2.51 per diluted common share
•Combined ratio of 96.4%, underwriting income of $83 million
•Core loss of $4 million, which includes Core underwriting loss of $35 million, Core combined ratio of 101.6%, and Core net services income of $31 million
•Catastrophe losses were $138 million or 6.0 percentage points on the Core combined ratio, Hurricane Ian loss estimate broadly stable at $81 million while we experienced positive movements on COVID-19 losses
•Net investment loss of $323 million, including (29.0)% return from our investment in the TP Enhanced Fund
•Tangible book value per diluted common share decreased $2.84, or 21.4%, from December 31, 2021 to $10.43 per share
•Return on average common equity of (19.3)%

Key Financial Metrics
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2022 and 2021:

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	($ in millions, except for per share data and ratios)
Combined ratio	90.4%	95.3%	96.4%	109.1%
Core underwriting income (loss) (1)	$31.2	$34.7	$(34.8)	$(163.4)
Core net services income (loss) (1)	$(6.2)	$(41.3)	$31.3	$11.0
Core income (loss) (1)	$25.0	$(6.6)	$(3.5)	$(152.4)
Core combined ratio (1)	94.8%	93.6%	101.6%	109.5%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(5.7)%	(23.7)%	(19.3)%	2.3%
Book value per common share	$11.56	$14.23	$11.56	$14.23
Book value per diluted common share	$11.32	$14.10	$11.32	$14.10
Tangible book value per diluted common share (1)	$10.43	$13.27	$10.43	$13.27
(1)Core underwriting income (loss), Core net services income (loss), Core income (loss) and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting”. Tangible book value per diluted common share is a non-GAAP financial measure. See definition and reconciliation in “Non-GAAP Financial Measures”.
Fourth Quarter 2022 Summary
Consolidated underwriting income for the three months ended December 31, 2022 was $57.9 million compared to $24.0 million for the three months ended December 31, 2021. The improvement in underwriting results was driven by lower catastrophe losses compared to the prior year period. Catastrophe losses, net of reinsurance and reinstatement premiums, were $0.2 million for the three months ended December 31, 2022, compared to $24.1 million, or 4.6 percentage points on the combined ratio, for the three months ended December 31, 2021.
Consolidated underwriting income for the year ended December 31, 2022 was $83.3 million compared to an underwriting loss of $156.1 million for the year ended December 31, 2021. The improvement in underwriting results was driven by lower catastrophe losses compared to the prior year period, premium growth in Insurance & Services that resulted in higher underwriting income, and a net Corporate charge of $23 million in the fourth quarter of 2021 related to the Compre LPT. Catastrophe losses, net of reinsurance and reinstatement premiums, were $137.9 million, or 5.9 percentage points on the combined ratio, for the year ended December 31, 2022, compared to $329.0 million, or 19.2 percentage points on the combined ratio, for the year ended December 31, 2021.
The lower catastrophe losses were a result of our significant reduction in catastrophe exposed business, with our most notable underwriting action focus centered on global property reinsurance, which represented our primary source of underwriting volatility and under-performance. We rebalanced our property portfolio by decreasing our market share and exposure in the global property catastrophe reinsurance business as well as reducing other property reinsurance with material catastrophe exposure.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Reinsurance and Insurance & Services.
Core Underwriting Results
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Three months ended December 31, 2022 and 2021
Core results for the three months ended December 31, 2022 included income of $25.0 million compared to a loss of $6.6 million for the three months ended December 31, 2021. Income for the three months ended December 31, 2022 consists of underwriting income of $31.2 million (94.8% combined ratio) and net services loss of $6.2 million, compared to underwriting income of $34.7 million (93.6% combined ratio) and net services loss of $41.3 million for the three months ended December 31, 2021. The three months ended December 31, 2022 had lower catastrophe losses than the prior year period, which were offset by lower favorable prior year loss reserve development and several non-catastrophe large losses. The net services loss for both periods were a result of net investment losses from our strategic investments for the period.
Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended December 31, 2022 were $0.2 million. Catastrophe losses, net of reinsurance and reinstatement premiums, for the three months ended December 31, 2021 were $24.1 million, or 4.5 percentage points on the combined ratio, primarily related to the December tornadoes and other fourth quarter catastrophes.
Year ended December 31, 2022 and 2021
Core results for the year ended December 31, 2022 included a loss of $3.5 million compared to a loss of $152.4 million for the year ended December 31, 2021. The loss for the year ended December 31, 2022 consists of an underwriting loss of $34.8 million (101.6% combined ratio) and net services income of $31.3 million, compared to an underwriting loss of $163.4 million (109.5% combined ratio) and net services income of $11.0 million for the year ended December 31, 2021. The improvement in underwriting results was primarily driven by lower catastrophe losses and higher premium growth in Insurance & Services that generated underwriting income, partially offset by lower favorable loss reserve development. The increase in net services income was primarily driven by the increase in net services fee income, which increased to $36.3 million for the year ended December 31, 2022 compared to $13.2 million for the year ended December 31, 2021, primarily due to increased services revenues from IMG, Armada and Arcadian for the year ended December 31, 2022, as well as the year ended December 31, 2021 reflected only a partial quarter from the legacy Sirius Group companies in the first quarter of 2021.
For the year ended December 31, 2022, catastrophe losses, net of reinsurance and reinstatement premiums, were $137.9 million, or 6.0 percentage points on the combined ratio, including $80.8 million for Hurricane Ian and $57.1 million for other catastrophe events, including South African floods and French hail storms, compared to $326.0 million, or 18.8 percentage points on the combined ratio, including $133 million for the European floods and $97 million for Hurricane Ida, as well as $41 million from June windstorms and winter storm Uri, for the year ended December 31, 2021. For the year ended December 31, 2022, losses from the Russia/Ukraine conflict, including losses from the political risk, trade credit, and aviation lines of business, were $12.2 million, or 0.5 percentage points on the combined ratio.
Reinsurance Segment
Three months ended December 31, 2022 and 2021
Reinsurance generated underwriting income of $9.8 million (96.5% combined ratio) for the three months ended December 31, 2022, compared to $30.9 million (91.2% combined ratio) for the three months ended December 31, 2021. The decrease in net underwriting results for the three months ended December 31, 2022 compared to the three months ended December 31, 2021 was due to increases in adverse prior year loss reserve development in the current year, due to losses in the Aviation and Property lines.
Reinsurance gross premiums written were $300.5 million for the three months ended December 31, 2022, a decrease of $118.3 million compared to the three months ended December 31, 2021, driven by both Property and Casualty lines as we rebalance the portfolio towards Insurance & Services.
Year ended December 31, 2022 and 2021
Reinsurance incurred a segment loss of $71.0 million (105.6% combined ratio) for the year ended December 31, 2022, compared to $186.4 million (115.4% combined ratio) for the year ended December 31, 2021. The change in net underwriting results for the year ended December 31, 2022 compared to the year ended December 31, 2021 was due primarily to lower catastrophe losses, partially offset by lower favorable loss reserve development and $12.2 million of losses from the Russia/Ukraine conflict.
Reinsurance gross premiums written were $1,521.4 million for the year ended December 31, 2022, an increase of $171.0 million compared to the year ended December 31, 2021, primarily due to the year ended December 31, 2021 reflecting only a partial quarter from the legacy Sirius Group companies in the first quarter of 2021, offset by decreases in both Property and Casualty lines as we rebalance the portfolio towards Insurance & Services. Our most notable underwriting action focus centered on global property reinsurance, which represented our primary source of underwriting volatility and under-performance. We rebalanced our property portfolio by decreasing our market share and exposure in the global property catastrophe reinsurance business as well as reducing other property reinsurance with material catastrophe exposure.

Insurance & Services Segment
Three months ended December 31, 2022 and 2021
Insurance & Services generated segment income of $23.0 million for the three months ended December 31, 2022, compared to a loss of $37.5 million for the three months ended December 31, 2021. Segment income for the three months ended December 31, 2022 consists of underwriting income of $21.4 million (93.4% combined ratio) and net services income of $1.6 million, compared to underwriting income of $3.8 million (98.0% combined ratio) and net services loss of $41.3 million for the three months ended December 31, 2021. The increase in underwriting results for the 2022 period was primarily driven by the premium growth that generated underwriting income, as well as higher favorable prior year loss reserve development of $12.6 million for the three months ended December 31, 2022 compared to $3.8 million for the three months ended December 31, 2021.
Insurance & Services gross premiums written were $441.9 million for the three months ended December 31, 2022, an increase of $172.0 million compared to the three months ended December 31, 2021, primarily driven by growth in strategic partnerships and A&H.
Year ended December 31, 2022 and 2021
Insurance & Services generated segment income of $67.5 million for the year ended December 31, 2022, compared to $34.0 million for the year ended December 31, 2021. Segment income for the year ended December 31, 2022 consists of underwriting income of $32.1 million (97.0% combined ratio) and net services income of $35.4 million, compared to underwriting income of $23.3 million (95.5% combined ratio) and net services income of $10.7 million for the year ended December 31, 2021. The increase in underwriting results was primarily driven by the premium growth that generated underwriting income, partially offset by lower favorable prior year loss reserve development. The increase in net services income was primarily driven by higher margins achieved in our IMG business.
Insurance & Services gross premiums written were $1,884.2 million for the year ended December 31, 2022, an increase of $986.3 million compared to the year ended December 31, 2021, primarily driven by growth across Insurance & Services, including growth in premiums from strategic partnerships and A&H, as well as the year ended December 31, 2021 reflecting only a partial quarter from the legacy Sirius Group companies in the first quarter of 2021.
Investments
Three months ended December 31, 2022 and 2021
Total realized and unrealized investment gains (losses) and net investment income was $52.1 million for the three months ended December 31, 2022, compared to $(151.2) million for the three months ended December 31, 2021.
Investment results for the three months ended December 31, 2022 were primarily attributable to gains on the fixed income portfolio of $45.5 million, or a 1.6% return, and income from short-term investments of $26.4 million. During the quarter, we recognized $16.0 million of losses on other long term investments, driven by changes in the valuations of private investments. We also recognized a net investment loss of $8.0 million related to our investment in the TP Enhanced Fund, corresponding to a (1.0)% return. The return was primarily attributable to detraction from markdowns to late stage private positions, which was partially offset by contribution from long event/fundamental equities, long activity positions and long corporate and structured credit positions. Investment income for three months ended December 31, 2022 included foreign exchange gains of $29.3 million reversing a portion of losses from the first nine months of 2022.
Investment results for the three months ended December 31, 2021 were primarily driven by a net investment loss of $100.4 million from our investment in the TP Enhanced Fund, corresponding to a (7.5)% return. The return was primarily attributable to long event/fundamental equities, led by financials, and in particular fintech positions. In addition, we also recognized $38.2 million of losses on alternative investments within our other long-term investments portfolio.
Year ended December 31, 2022 and 2021
Total realized and unrealized investment gains (losses) and net investment income was $(322.7) million for the year ended December 31, 2022, compared to $312.5 million for the year ended December 31, 2021.
Investment results for the year ended December 31, 2022 were primarily attributable to a net investment loss of $202.0 million from our investment in the TP Enhanced Fund, corresponding to a (29.0)% return. The return was attributable to detraction from long event/fundamental and long activist equities; credit, including corporate credit and structured credit; and from markdowns to late stage private positions. These losses were partially offset by contributions from interest rate hedges, long energy and utilities equity and short equity positions. In addition to losses on the TP Enhanced Fund, we recognized losses of $80.5 million, or a (3.3)% return, on our debt securities and $10.6 million, or a (4.7)% return, on other long-term investment portfolio due to revised valuations on private investments. On a year-to-date basis net investment losses included $43.1 million of losses from foreign exchange due to the strengthening of the U.S. dollar.
Investment results for the year ended December 31, 2021 were primarily attributable to investment income of $298.5 million from our investment in the TP Enhanced Fund, corresponding to a 27.9% return. The TP Enhanced Fund return was primarily attributable to long event/fundamental equities, in particular from private positions that executed well-received initial public offerings. In addition, we recognized $11.2 million in unrealized gains in private equity and hedge fund investments for the year ended December 31, 2021.
Webcast Details
The Company will hold a webcast to discuss its fourth quarter 2022 results at 8:30 a.m. Eastern Time on February 24, 2023. The webcast of the live conference call and accompanying investor presentation will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. fourth quarter 2022 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our plans to improve underwriting performance and investment results, planned cost savings initiatives and operational improvements, our long-term target for return on average common equity, expected renewal rates, and expected contributions from MGAs. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improving underwriting performance, de-risking our investment portfolio, and transforming our business, including re-balancing our portfolio and growing the Insurance & Services segment; the impact of unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market; supply chain issues, labor shortages and related increased costs; changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation, and foreign currency fluctuations; our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our potential exposure to U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Tangible book value per diluted common share is also a non-GAAP financial measure and the most comparable GAAP measure is book value per common share. Tangible book value per diluted common share excludes the total number of unvested restricted shares, at period end, and intangible assets. While restricted shares are outstanding, they are excluded because they are unvested. Further, management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The tangible book value per diluted common share is also useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents within our Insurance & Services segment. With $2.9 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts

Investor Relations
Dhruv Gahlaut, Head of Investor Relations and Chief Strategy Officer
dhruv.gahlaut@siriuspt.com
+44 7514 659 918

Media
Clare Kerrigan, Chief Communications Officer
clare.kerrigan@siriuspt.com
+ 44 7720 163 949

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of December 31, 2022 and December 31, 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	December 31, 2022	December 31, 2021
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2021 - N/A) (cost - $2,678.1; 2021 - N/A)	$2,635.5	$—
Debt securities, trading, at fair value (cost - $1,630.1; 2021 - $2,099.3)	1,526.0	2,085.6
Short-term investments, at fair value (cost - $984.5; 2021 - $1,076.0)	984.6	1,075.8
Investments in related party investment funds, at fair value	128.8	909.6
Other long-term investments, at fair value (cost - $392.0; 2021 - $443.0) (includes related party investments at fair value of $201.2 (2021 - $258.2))	377.2	456.1
Equity securities, trading, at fair value (cost - $1.8; 2021 - $4.5)	1.6	2.8
Total investments	5,653.7	4,529.9
Cash and cash equivalents	705.3	999.8
Restricted cash and cash equivalents	208.4	948.6
Redemption receivable from related party investment fund	18.5	250.0
Due from brokers	4.9	15.9
Interest and dividends receivable	26.7	8.3
Insurance and reinsurance balances receivable, net	1,876.9	1,708.2
Deferred acquisition costs and value of business acquired, net	294.9	218.8
Unearned premiums ceded	348.8	242.8
Loss and loss adjustment expenses recoverable, net	1,376.2	1,215.3
Deferred tax asset	200.3	182.0
Intangible assets	163.8	171.9
Other assets	157.9	126.8
Total assets	$11,036.3	$10,618.3
Liabilities
Loss and loss adjustment expense reserves	$5,268.7	$4,841.4
Unearned premium reserves	1,521.1	1,198.4
Reinsurance balances payable	813.6	688.3
Deposit liabilities	140.5	150.7
Securities sold, not yet purchased, at fair value	27.0	—
Securities sold under an agreement to repurchase	18.0	—
Due to brokers	—	6.5
Accounts payable, accrued expenses and other liabilities	266.6	229.8
Deferred tax liability	59.8	95.4
Liability-classified capital instruments	60.4	87.8
Debt	778.0	816.7
Total liabilities	8,953.7	8,115.0
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 162,177,653; 2021 - 161,929,777)	16.2	16.2
Additional paid-in capital	1,641.3	1,622.7
Retained earnings	262.2	665.0
Accumulated other comprehensive loss, net of tax	(45.0)	(0.2)
Shareholders’ equity attributable to SiriusPoint shareholders	2,074.7	2,503.7
Noncontrolling interests	7.9	(0.4)
Total shareholders’ equity	2,082.6	2,503.3
Total liabilities, noncontrolling interests and shareholders’ equity	$11,036.3	$10,618.3

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and twelve months ended December 31, 2022 and 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Net premiums earned	$607.4	$519.9	$2,318.1	$1,717.0
Net realized and unrealized investment gains (losses)	10.9	(60.6)	(225.5)	(16.9)
Net realized and unrealized investment gains (losses) from related party investment funds	(10.7)	(97.2)	(210.5)	304.0
Net investment income	51.9	6.6	113.3	25.4
Net realized and unrealized investment gains (losses) and net investment income	52.1	(151.2)	(322.7)	312.5
Other revenues	14.1	29.3	110.2	151.2
Total revenues	673.6	398.0	2,105.6	2,180.7
Expenses
Loss and loss adjustment expenses incurred, net	390.1	351.4	1,588.4	1,326.5
Acquisition costs, net	113.0	106.3	461.9	387.8
Other underwriting expenses	46.4	38.2	184.5	158.8
Net corporate and other expenses	92.6	72.1	312.8	266.6
Intangible asset amortization	2.1	1.8	8.1	5.9
Interest expense	10.5	9.6	38.6	34.0
Foreign exchange (gains) losses	61.5	(27.5)	(66.0)	(44.0)
Total expenses	716.2	551.9	2,528.3	2,135.6
Income (loss) before income tax benefit	(42.6)	(153.9)	(422.7)	45.1
Income tax benefit	19.6	17.1	36.7	10.7
Net income (loss)	(23.0)	(136.8)	(386.0)	55.8
Net (income) loss attributable to noncontrolling interests	0.4	0.5	(0.8)	2.3
Net income (loss) available to SiriusPoint	(22.6)	(136.3)	(386.8)	58.1
Dividends on Series B preference shares	(4.0)	(4.0)	(16.0)	(13.5)
Net income (loss) available to SiriusPoint common shareholders	$(26.6)	$(140.3)	$(402.8)	$44.6
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$(0.17)	$(0.88)	$(2.51)	$0.28
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$(0.17)	$(0.88)	$(2.51)	$0.27
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	160,459,088	159,268,777	160,228,588	148,667,770
Diluted	160,459,088	159,268,777	160,228,588	150,156,466

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended December 31, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$300.5	$441.9	$742.4	$—	$1.3	$—	$743.7
Net premiums written	236.1	340.4	576.5	—	1.4	—	577.9
Net premiums earned	281.5	324.3	605.8	—	1.6	—	607.4
Loss and loss adjustment expenses incurred, net	170.4	212.1	382.5	(1.4)	9.0	—	390.1
Acquisition costs, net	74.3	74.8	149.1	(32.2)	(3.9)	—	113.0
Other underwriting expenses	27.0	16.0	43.0	—	3.4	—	46.4
Underwriting income (loss)	9.8	21.4	31.2	33.6	(6.9)	—	57.9
Services revenue	(3.6)	49.8	46.2	(30.5)	—	(15.7)	—
Services expenses	—	43.9	43.9	—	—	(43.9)	—
Net services fee income (loss)	(3.6)	5.9	2.3	(30.5)	—	28.2	—
Services noncontrolling loss	—	0.5	0.5	—	—	(0.5)	—
Net investment losses from Strategic Investments	(4.2)	(4.8)	(9.0)	—	—	9.0	—
Net services income (loss)	(7.8)	1.6	(6.2)	(30.5)	—	36.7	—
Segment income (loss)	2.0	23.0	25.0	3.1	(6.9)	36.7	57.9
Net realized and unrealized investment gains (losses)					19.9	(9.0)	10.9
Net realized and unrealized investment losses from related party investment funds					(10.7)	—	(10.7)
Net investment income					51.9	—	51.9
Other revenues					(1.6)	15.7	14.1
Net corporate and other expenses					(48.7)	(43.9)	(92.6)
Intangible asset amortization					(2.1)	—	(2.1)
Interest expense					(10.5)	—	(10.5)
Foreign exchange gains					(61.5)	—	(61.5)
Income (loss) before income tax benefit	$2.0	$23.0	25.0	3.1	(70.2)	(0.5)	(42.6)
Income tax benefit			—	—	19.6	—	19.6
Net income (loss)			25.0	3.1	(50.6)	(0.5)	(23.0)
Net (income) loss attributable to noncontrolling interest			—	—	(0.1)	0.5	0.4
Net income (loss) available to SiriusPoint			$25.0	$3.1	$(50.7)	$—	$(22.6)

Underwriting Ratios: (1)
Loss ratio	60.5%	65.4%	63.1%				64.2%
Acquisition cost ratio	26.4%	23.1%	24.6%				18.6%
Other underwriting expenses ratio	9.6%	4.9%	7.1%				7.6%
Combined ratio	96.5%	93.4%	94.8%				90.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended December 31, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$418.8	$269.9	$688.7	$—	$2.1	$—	$690.8
Net premiums written	351.1	184.3	535.4	—	(24.5)	—	510.9
Net premiums earned	348.1	188.1	536.2	—	(16.3)	—	519.9
Loss and loss adjustment expenses incurred, net	215.7	122.0	337.7	(0.9)	14.6	—	351.4
Acquisition costs, net	78.6	52.1	130.7	(25.1)	0.7	—	106.3
Other underwriting expenses	22.9	10.2	33.1	—	5.1	—	38.2
Underwriting income (loss)	30.9	3.8	34.7	26.0	(36.7)	—	24.0
Services revenue	—	43.8	43.8	(30.0)	—	(13.8)	—
Services expenses	—	39.5	39.5	—	—	(39.5)	—
Net services fee income	—	4.3	4.3	(30.0)	—	25.7	—
Services noncontrolling loss	—	0.5	0.5	—	—	(0.5)	—
Net investment losses from Strategic Investments	—	(46.1)	(46.1)	—	—	46.1	—
Net services loss	—	(41.3)	(41.3)	(30.0)	—	71.3	—
Segment income (loss)	30.9	(37.5)	(6.6)	(4.0)	(36.7)	71.3	24.0
Net realized and unrealized investment losses					(14.5)	(46.1)	(60.6)
Net realized and unrealized investment losses from related party investment funds					(97.2)	—	(97.2)
Net investment income					6.6	—	6.6
Other revenues					15.5	13.8	29.3
Net corporate and other expenses					(32.6)	(39.5)	(72.1)
Intangible asset amortization					(1.8)	—	(1.8)
Interest expense					(9.6)	—	(9.6)
Foreign exchange gains					27.5	—	27.5
Income (loss) before income tax benefit	$30.9	$(37.5)	(6.6)	(4.0)	(142.8)	(0.5)	(153.9)
Income tax benefit			—	—	17.1	—	17.1
Net loss			(6.6)	(4.0)	(125.7)	(0.5)	(136.8)
Net loss attributable to noncontrolling interest			—	—	—	0.5	0.5
Net loss attributable to SiriusPoint			$(6.6)	$(4.0)	$(125.7)	$—	$(136.3)

Underwriting Ratios: (1)
Loss ratio	62.0%	64.9%	63.0%				67.6%
Acquisition cost ratio	22.6%	27.7%	24.4%				20.4%
Other underwriting expenses ratio	6.6%	5.4%	6.2%				7.3%
Combined ratio	91.2%	98.0%	93.6%				95.3%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Twelve months ended December 31, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,521.4	$1,884.2	$3,405.6	$—	$4.1	$—	$3,409.7
Net premiums written	1,199.6	1,346.0	2,545.6	—	3.6	—	2,549.2
Net premiums earned	1,213.1	1,086.8	2,299.9	—	18.2	—	2,318.1
Loss and loss adjustment expenses incurred, net	855.9	718.7	1,574.6	(5.2)	19.0	—	1,588.4
Acquisition costs, net	310.3	273.2	583.5	(118.6)	(3.0)	—	461.9
Other underwriting expenses	113.8	62.8	176.6	—	7.9	—	184.5
Underwriting income (loss)	(66.9)	32.1	(34.8)	123.8	(5.7)	—	83.3
Services revenue	(0.2)	215.7	215.5	(133.4)	—	(82.1)	—
Services expenses	—	179.2	179.2	—	—	(179.2)	—
Net services fee income (loss)	(0.2)	36.5	36.3	(133.4)	—	97.1	—
Services noncontrolling loss	—	1.1	1.1	—	—	(1.1)	—
Net investment losses from Strategic Investments	(3.9)	(2.2)	(6.1)	—	—	6.1	—
Net services income (loss)	(4.1)	35.4	31.3	(133.4)	—	102.1	—
Segment income (loss)	(71.0)	67.5	(3.5)	(9.6)	(5.7)	102.1	83.3
Net realized and unrealized investment losses					(219.4)	(6.1)	(225.5)
Net realized and unrealized investment losses from related party investment funds					(210.5)	—	(210.5)
Net investment income					113.3	—	113.3
Other revenues					28.1	82.1	110.2
Net corporate and other expenses					(133.6)	(179.2)	(312.8)
Intangible asset amortization					(8.1)	—	(8.1)
Interest expense					(38.6)	—	(38.6)
Foreign exchange gains					66.0	—	66.0
Income (loss) before income tax benefit	$(71.0)	$67.5	(3.5)	(9.6)	(408.5)	(1.1)	(422.7)
Income tax benefit			—	—	36.7	—	36.7
Net loss			(3.5)	(9.6)	(371.8)	(1.1)	(386.0)
Net income attributable to noncontrolling interests			—	—	(1.9)	1.1	(0.8)
Net loss attributable to SiriusPoint			$(3.5)	$(9.6)	$(373.7)	$—	$(386.8)

Underwriting Ratios: (1)
Loss ratio	70.6%	66.1%	68.5%				68.5%
Acquisition cost ratio	25.6%	25.1%	25.4%				19.9%
Other underwriting expenses ratio	9.4%	5.8%	7.7%				8.0%
Combined ratio	105.6%	97.0%	101.6%				96.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Twelve months ended December 31, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,350.4	$897.9	$2,248.3	$—	$(11.8)	$—	$2,236.5
Net premiums written	1,124.9	652.8	1,777.7	—	(43.5)	—	1,734.2
Net premiums earned	1,210.9	522.8	1,733.7	—	(16.7)	—	1,717.0
Loss and loss adjustment expenses incurred, net	989.4	320.6	1,310.0	(2.6)	19.1	—	1,326.5
Acquisition costs, net	302.7	149.7	452.4	(67.6)	3.0	—	387.8
Other underwriting expenses	105.5	29.2	134.7	—	24.1	—	158.8
Underwriting income (loss)	(186.7)	23.3	(163.4)	70.2	(62.9)	—	(156.1)
Services revenue	—	133.7	133.7	(82.6)	—	(51.1)	—
Services expenses	—	120.5	120.5	—	—	(120.5)	—
Net services fee income	—	13.2	13.2	(82.6)	—	69.4	—
Services noncontrolling loss	—	2.3	2.3	—	—	(2.3)	—
Net investment gains (losses) from Strategic Investments	0.3	(4.8)	(4.5)	—	—	4.5	—
Net services income	0.3	10.7	11.0	(82.6)	—	71.6	—
Segment income (loss)	(186.4)	34.0	(152.4)	(12.4)	(62.9)	71.6	(156.1)
Net realized and unrealized investment losses					(12.4)	(4.5)	(16.9)
Net realized and unrealized investment gains from related party investment funds					304.0	—	304.0
Net investment income					25.4	—	25.4
Other revenues					100.1	51.1	151.2
Net corporate and other expenses					(146.1)	(120.5)	(266.6)
Intangible asset amortization					(5.9)	—	(5.9)
Interest expense					(34.0)	—	(34.0)
Foreign exchange gains					44.0	—	44.0
Income (loss) before income tax benefit	$(186.4)	$34.0	(152.4)	(12.4)	212.2	(2.3)	45.1
Income tax benefit			—	—	10.7	—	10.7
Net income (loss)			(152.4)	(12.4)	222.9	(2.3)	55.8
Net loss attributable to noncontrolling interests			—	—	—	2.3	2.3
Net income (loss) available to SiriusPoint			$(152.4)	$(12.4)	$222.9	$—	$58.1

Underwriting Ratios: (1)
Loss ratio	81.7%	61.3%	75.6%				77.3%
Acquisition cost ratio	25.0%	28.6%	26.1%				22.6%
Other underwriting expenses ratio	8.7%	5.6%	7.8%				9.2%
Combined ratio	115.4%	95.5%	109.5%				109.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, services expenses which include direct expenses related to consolidated MGAs, services noncontrolling income which represent minority ownership interests in consolidated MGAs, and net investment gains from Strategic Investments which are net investment gains/losses from investment in our strategic partners. Net services income is a key indicator of the profitability of the Company's services provided, including investment returns on non-consolidated investment positions held.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. These ratios are useful indicators of our underwriting profitability.
Tangible Book Value Per Diluted Common Share
Tangible book value per diluted common share, as presented, is a non-GAAP financial measure and the most comparable GAAP measure is book value per common share. Tangible book value per diluted common share excludes the total number of unvested restricted shares, at period end, and intangible assets. While restricted shares are outstanding, they are excluded because they are unvested. Further, management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The tangible book value per diluted common share is also useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of December 31, 2022 and December 31, 2021:

	December 31, 2022	December 31, 2021
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$1,874.7	$2,303.7
Carrying value of Series A preference shares issued in merger	—	20.4
Diluted common shareholders’ equity attributable to SiriusPoint common shareholders	1,874.7	2,324.1
Intangible assets	(163.8)	(171.9)
Tangible diluted common shareholders' equity attributable to SiriusPoint common shareholders	$1,710.9	$2,152.2

Common shares outstanding	162,177,653	161,929,777
Effect of dilutive stock options, restricted shares, restricted share units, warrants and Series A preference shares	3,492,795	2,898,237
Book value per diluted common share denominator	165,670,448	164,828,014
Unvested restricted shares	(1,708,608)	(2,590,194)
Tangible book value per diluted common share denominator	163,961,840	162,237,820

Book value per common share	$11.56	$14.23
Book value per diluted common share	$11.32	$14.10
Tangible book value per diluted common share	$10.43	$13.27
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and twelve months ended December 31, 2022 and 2021 was calculated as follows:

	Three months ended		Twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$(26.6)	$(140.3)	$(402.8)	$44.6
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	1,884.5	2,438.0	2,303.7	1,563.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	1,874.7	2,303.7	1,874.7	2,303.7
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$1,879.6	$2,370.9	$2,089.2	$1,933.8
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(5.7)%	(23.7)%	(19.3)%	2.3%